For release:   IMMEDIATELY
Contact:  Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS THIRD QUARTER 1998 FINANCIAL
RESULTS

NORRISTOWN, PA, OCTOBER 20, 1998  -  Commonwealth Bancorp, Inc. (NASDAQ:
CMSB),
today reported net income of $2.7 million, or $0.19 per common share on a diluted basis, for the third quarter of 1998, compared to $4.0 million, or $0.25 per common share, for the third quarter of 1997. For the nine months ended September 30, 1998, net income was $8.0 million, or $0.53 per common share on a diluted basis, compared to $12.4 million, or $0.76 per common share, for the nine months ended September 30, 1997.

The decrease in net income for the third quarter and first nine months of 1998, relative to the comparable periods in 1997, was primarily due to increases in operating expenses and provision for loan losses, offset, in part, by higher noninterest income and net interest income. The financial results for the third quarter and first nine months of 1997 and 1998 included a number of items which affected the comparability of reported results between periods. Among the larger items were:

     - Downward valuation adjustments of $0.5 million (after-tax) and $2.4 million (after-tax) in the third quarter and first nine months of 1998, respectively, relating to an equity investment in a mortgage servicing partnership; and

     - A $1.0 million (after-tax) nonrecurring net gain in the first quarter of 1997 relating to the sale of the Company's previous headquarters building and a branch property.

"Despite the decrease in reported net income, Commonwealth's core businesses of retail banking, commercial banking, and mortgage banking continued to demonstrate positive trends in the third quarter of 1998," stated Charles H. Meacham, Chairman and Chief Executive Officer. He added, "Compared to last year's third quarter, average loans increased by 14% to $1.4 billion, average demand and money market deposits increased by 11% to $635.2 million, and mortgage originations grew by 53% to $232.4 million."

Net interest income was $17.8 million in the third quarter of 1998, compared to $17.6 million in the third quarter of 1997. For the first nine months of 1998, net interest income was $53.0 million, versus $53.4 million for the comparable period in 1997.

Average interest-earning assets totaled $2.2 billion for both the third quarter and nine months ended September 30, 1998. This compared to $2.1 billion for both the third quarter and nine months ended September 30, 1997. The slight increases in interest-earning assets were due primarily to increases in the Company's loan portfolio. Compared to the third quarter of 1997, average mortgage loans increased 12% to $1,078.9 million, average consumer loans increased 27% to $226.6 million, and average commercial loans increased 14% to
$122.2 million in the third quarter of 1998.   Average loans represented 91% of
average deposits in the third quarter of 1998, compared to 82% in the third quarter of 1997. Relative to the first nine months of 1997, average mortgage loans increased 16% to $1,058.2 million, average consumer loans increased 23% to $213.0 million, and average commercial loans increased 17% to $120.0 million for the first nine months of 1998. Average loans represented 89% of average deposits for the first nine months of 1998, compared to 78% for the first nine months of 1997.

The net interest margin was 3.27% in the third quarter of 1998, generally in line with 3.29% in the third quarter of 1997. For the nine months ended September 30, 1998, the net interest margin was 3.25%, down somewhat from 3.42% in the comparable 1997 period. The decrease was primarily attributable to a 0.11% reduction in the yield on interest-earning assets for the first nine months of 1998, relative to the comparable period in 1997, which, in turn, was primarily attributable to lower market interest rates.

Noninterest income totaled $6.5 million in the third quarter of 1998, compared to $5.7 million in the third quarter of 1997. The increase reflected a $1.0 million increase in the net gain on sale of mortgage loans and a $0.3 million increase in the net gain on sale of securities. The increase in the net gain on sale of mortgage loans was attributable to sharply higher mortgage origination volume, which totaled $232.4 million in the third quarter of 1998, versus $151.7 million in the third quarter of 1997. These increases were partially offset by a $0.8 million decrease in servicing fees, which was primarily attributable to an increase in the amortization of mortgage servicing rights due to prepayments in the mortgage servicing portfolio and a $0.2 million gain on the sale of mortgage servicing rights in the third quarter of 1997.

Noninterest income was $19.9 million for the first nine months of 1998, compared to $15.0 million for the same 1997 period.  The increase reflected a $4.2 million increase in the net gain on sale of mortgage loans and a $1.2 million increase in deposit fees. The increase in the net gain on sale of mortgage loans was attributable to sharply higher mortgage origination volume, which totaled $797.1 million for the first nine months of 1998, versus $421.9 million for the first nine months of 1997. The increase in deposit fees was primarily attributable to growth in supermarket banking, expansion of
Commonwealth's commercial banking activities, and increased ATM fees.   Also
contributing to the increase in noninterest income for the first nine months of 1998 was a $1.2 million increase in the net gain on the sale of securities, a $0.6 million increase in the cash surrender value of an investment in an insurance product, and a $0.4 million reversal of a deferred tax liability. These increases were partially offset by the effect of a $1.5 million net gain on the sale of the Company's previous headquarters building and the sale of a branch property in the first quarter of 1997, and a $1.1 million decrease in servicing fees in the first nine months of 1998. The decrease in servicing fees was primarily attributable to the same factors responsible for the decrease in the third quarter of 1998.

Noninterest expense was $19.2 million in the third quarter of 1998, compared to $17.0 million in the third quarter of 1997. The increase was primarily attributable to a $0.8 million valuation adjustment in the third quarter of 1998 relating to an equity investment in a mortgage servicing partnership which is experiencing significant prepayments in its mortgage servicing portfolio. The increase was also attributable to higher commission expenses relating to growth in mortgage originations, as well as an increase in expenses relating to supermarket banking and commercial banking.

Noninterest expense was $58.4 million for the nine months ended September 30, 1998, compared to $48.9 million for the same period in 1997. In addition to the above factors for the third quarter, the increase was primarily attributable to a $2.7 million valuation adjustment in the second quarter of 1998 relating to an equity investment in a mortgage servicing partnership.
Also reflected in the increase is a $0.8 million one-time charge in the second quarter of 1998 related to a policy change in accounting for compensation expense. The increase in noninterest expense was also due to the $0.4 million reversal of the Bank's pension liability, and the $0.4 million reversal of a liability relating to a contract with the Company's data processing provider during the second quarter of 1997, as well as a $0.2 million refund of prior year FDIC premiums received in the first quarter of 1997. In addition to the above items for the third quarter, the increase was attributable to increased expenses relating to certain employee benefit plans. Partially offsetting these increases was a $0.4 million decrease in the amortization of intangible assets.

Provision for loan losses totaled $1.0 million and $2.5 million in the third quarter and nine months ended September 30, 1998, respectively. The provision for loan losses totaled $0.3 million and $0.9 million in the third quarter and nine months ended September 30, 1997, respectively. At September 30, 1998, the allowance for credit losses totaled $9.5 million, or 0.69% of loans, compared to $9.1 million, or 0.74%, at September 30, 1997, and $9.0 million, or 0.71%, at December 31, 1997.

Net credit losses totaled $0.9 million, or 0.26% of average loans in the third quarter of 1998. This compared to $1.0 million, or 0.31% of average loans in the third quarter of 1997. For the nine months ended September 30, 1998, net credit losses totaled $2.0 million, or 0.19% of average loans, compared to $1.7 million, or 0.19%, in the same 1997 period.

Nonperforming assets totaled $10.5 million, or 0.46% of assets at September 30, 1998, compared to $10.7 million, or 0.47%, at September 30, 1997 and $9.6 million, or 0.42%, at December 31, 1997.

Provision for income taxes was $1.4 million, or 34% of income before income taxes in the third quarter of 1998, compared to $2.0 million, or 33%, in the third quarter of 1997. For the first nine months of 1998, provision for income taxes was $3.9 million, or 33% of income before income taxes, compared to $6.4 million, or 34%, in the first nine months of 1997.

During the third quarter and first nine months of 1998, the Company purchased
0.7 million and 1.5 million shares of its common stock, representing purchases of $12.3 million and $31.6 million, respectively. This compared to purchases of 0.9 million and 1.8 million shares, representing purchases of $14.9 million and $28.7 million, respectively, in the third quarter and first nine months of 1997. The repurchased shares were held as treasury stock at September 30, 1998 and are reserved for general corporate purposes and/or issuance pursuant to the Company's stock option plans. At September 30, 1998, shareholders' equity represented 8.4% of assets, compared to 9.3% at September 30, 1997 and 9.5% at December 31, 1997.

The Bank's core and risk-based capital ratios were 6.0% and 11.9%, respectively, at September 30, 1998. This compared to 6.3% and 13.0% at September 30, 1997 and 6.6% and 13.4% at December 31, 1997.

Commonwealth Bancorp, Inc., with consolidated assets of $2.3 billion, is the holding company for Commonwealth Bank, which has 58 branches throughout south-east Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Connecticut, New Jersey, Rhode Island, and Virginia. ComNet operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.
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
            Commonwealth Bancorp, Inc. and Subsidiaries
                 Consolidated Statements of Income
                (in thousands, except share amounts)



                                    For the Quarter        For the Nine Months
                                   Ended September 30,     Ended September 30,
                                     1998    1997             1998      1997
                                  --------  --------       ---------  --------
                                     (Unaudited)               (Unaudited)
Interest income:
Interest on loans                  $27,346   $24,274        $79,256    $69,378
Interest and dividends on deposits
  and money market investments         511       436          1,969      1,590
Interest on investment securities      497       966          1,849      3,214
Interest on mortgage-backed
securities                          11,517    13,861         36,537     41,928
                                  --------  ---------      ---------   --------
   Total interest income            38,871    39,537        119,611     116,110

Interest expense:
 Interest on deposits               14,827    14,942         44,720      43,368
 Interest on notes payable and
  other borrowings                   7,242     6,971         21,879      19,356

   Total interest expense           22,069    21,913         66,599      62,724
                                 ---------  ---------     ----------   ---------
   Net interest income              17,802    17,624         53,012      53,386

Provision for loan losses            1,000       300          2,500         900
                                 ---------  ---------     ----------   ---------
   Net interest income after
    provision for loan losses       16,802    17,324         50,512      52,486

Noninterest income:
 Deposit fees and related income     2,232     2,076          6,558       5,373
 Servicing fees                        629     1,468          2,703       3,794
 Net gain on sale of mortgage loans  2,709     1,666          7,546       3,298
 Net gain (loss) on sale of
  securities                           298        --            985        (175)
 Other                                 603       483          2,064       2,732
                                ----------  ----------   -----------   ---------

  Total noninterest income           6,471     5,693         19,856      15,022

Noninterest expense:
 Compensation and employee benefits  9,230     8,679         28,349      24,500
 Occupancy and office operations     2,701     2,613          7,870       7,634
 FDIC premium                          196       191            584         357
 Advertising and promotion             694       501          1,673       1,383
 Amortization of intangible assets   1,290     1,417          4,124       4,573
 Valuation adjustment relating to an
  equity investment in a mortgage
   servicing partnership               750        --          3,483          --
 Other                               4,318     3,631         12,315      10,427
                                ----------- -----------  ------------  ---------
  Total noninterest expense         19,179    17,032         58,398      48,874
                                ----------- -----------  ------------  ---------
  Income before income taxes         4,094     5,985         11,970      18,634

Income tax provision                 1,392     1,984          3,947       6,283

Net income                          $2,702    $4,001         $8,023     $12,351
                                ----------- -----------  ------------  ---------
                                ----------- -----------  ------------  ---------
Basic weighted average number
 of shares outstanding          13,981,578  15,369,978   14,538,500   15,703,526
                                ----------- -----------  ------------ ---------
                                ----------- -----------  ------------ ---------
Basic earnings per share              $0.19      $0.26        $0.55        $0.79
                                ----------- -----------  -----------  ----------
                                ----------- -----------  -----------  ----------

Diluted weighted average
 number of shares outstanding   14,561,792  15,968,267   15,206,110   16,195,633
                                ----------- -----------  -----------  ----------
                                ----------- -----------  -----------  ----------

Diluted earnings per share           $0.19       $0.25        $0.53        $0.76
                                ----------- -----------  -----------  ----------
                                ----------- -----------  -----------  ----------

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

                   Commonwealth Bancorp, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                      (in thousands, except share amounts)

                                            September 30,      December 31,
                                                  1998               1997
                                            -------------      ------------
Assets                                       (Unaudited)
Cash and due from banks                           $44,687           $43,251
Interest-bearing deposits
Short-term investments available for sale           5,174             6,296
Mortgage loans held for sale                       69,202            37,574
Investment securities
 Securities available for sale (cost of $32,348
  and $50,428, respectively), at market value      32,564            51,326
Mortgage-backed securities
 Securities held to maturity (market value of
  $149,856 and $199,048, respectively), at cost   147,841           196,213
 Securities available for sale (cost of $473,652
  and $534,573, respectively), at market value    477,514           539,078
Loans receivable, net                           1,370,419         1,260,841
Accrued interest receivable, net                   12,511            13,271
FHLB stock, at cost                                18,400            14,175
Premises and equipment, net                        16,984            18,590
Intangible assets                                  41,120            45,244
Mortgage servicing rights                           9,217             8,039
Other assets, including net deferred taxes of
 $1,277 and $482, respectively                     32,092            30,306
                                                ----------       -----------
                   Total assets                $2,277,725        $2,268,595
                                                ----------       -----------
                                                ----------       -----------
Liabilities:
 Deposits                                      $1,529,391        $1,552,824
 Notes payable and other borrowings:
  Secured notes due to Federal Home Loan
   Bank of Pittsburgh                             323,000           213,000
  Securities sold under agreements to repurchase  176,133           246,099
 Advances from borrowers for taxes and insurance   17,583            24,071
 Accrued interest payable, accrued expenses and
  other liabilities                                40,735            17,749
                                                ----------       -----------
                 Total liabilities              2,086,842        2,053,743

Commitments and contingencies

Shareholders' equity:
 Preferred stock, $0.10 par value; 5,000,000
  shares authorized; none issued                       --               --
 Common stock, $0.10 par value; 30,000,000 shares
  authorized;
  18,046,412 shares issued and 14,763,505 outstanding
  at September 30,1998; 17,998,736 shares issued and
  16,247,136 outstanding at December 31, 1997        1,805            1,800
Additional paid-in capital                         135,063          133,541
Retained earnings                                  122,100          117,582
Unearned stock benefit plan compensation           (11,151)         (12,900)
Unrealized gain on marketable securities, net        3,300            3,512
Treasury stock, at cost; 3,282,907 and 1,751,600
 shares respectively                               (60,234)         (28,683)
                                                 -----------       ----------
  Total shareholders' equity                       190,883          214,852
                                                 -----------       ----------
  Total liabilities and shareholders' equity      $2,277,725       $2,268,595
                                                 -----------       ----------
                                                 -----------       ----------

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
                         Commonwealth Bancorp, Inc. and Subsidiaries
                                    Selected Financial Data
                         (dollars in thousands, except per share data)


                                            For the Quarter Ended
                          ---------------------------------------------------
                                September 30, 1998         September 30, 1997
BALANCE SHEET DATA                 (Unaudited)                (Unaudited)
                          ---------------------------------------------------
Average Loans                       $1,427,720                 $1,253,506
Average Interest-Earnings Assets     2,160,109                  2,127,349
Average Assets                       2,315,620                  2,273,933
Average Deposits                     1,565,346                  1,537,823
Average Interest-Bearing Liabilities 2,062,068                  2,015,083
Average Shareholders' Equity           195,561                    217,637

Operating Data:
Annualized Return on Assets              0.46%                      0.70%
Annualized Return on Equity              5.48%                      7.29%
Mortgage Originations                 $232,431                   $151,720
Average Yield on Loans                   7.60%                      7.68%
Average Yield on Interest-Earning
 Assets                                  7.32%                      7.37%
Average Cost of Interest-Bearing
 Liabilities                             4.25%                      4.31%
Net Interest Margin                      3.27%                      3.29%


                                              For the Nine Months Ended
                              -----------------------------------------------
                                    September 30, 1998    September 30, 1997
BALANCE SHEET DATA:                     (Unaudited)            (Unaudited)
                              -----------------------------------------------
Average Loans                         $1,391,177               $1,190,993
Average Interest-Earning Assets        2,181,654                2,086,377
Average Assets                         2,337,279                2,229,067
Average Deposits                       1,570,332                1,517,313
Average Interest-Bearing Liabilties    2,074,582                1,964,875
Average Shareholders' Equity             207,462                  218,371

Operating Data:
Annualized Return on Assets                 0.46%                    0.74%
Annualized Return on Equity                 5.17%                    7.56%
Mortgage Originations                    $797,148                 $421,949
Average Yield on Loans                      7.62%                    7.79%
Average Yield on Interest-Earning Assets    7.33%                    7.44%
Average Cost of Interest-Bearing
 Liabilities                                4.29%                    4.27%
Net Interest Margin                         3.25%                    3.42%


                                                          As of
                                      ------------------------------------------
                                       September 30, 1998     December 31, 1997
                                          (Unaudited)
                                      ------------------------------------------
Book Value Per Share                        $12.93                  $13.22
Tangible Book Value Per Share                10.14                   10.44
Nonperforming Loans                          9,662                   8,938
Nonperforming Assets                        10,450                   9,564

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